UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 11, 2015

Hilton Worldwide Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36243	27-4384691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 883-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2015, Mr. Tyler S. Henritze informed Hilton Worldwide Holdings Inc. (the “Company”) that he intended to resign from the Company’s Board of Directors (the “Board”), subject to and effective upon the consummation of the recently announced offering (the “Offering”) of the Company’s common stock by selling stockholders affiliated with The Blackstone Group L.P. (“Blackstone”). Upon the consummation of the Offering on May 14, 2015, affiliates of Blackstone ceased to beneficially own more than 50% of shares of the Company’s stock eligible to vote in the election of directors. As previously reported, Blackstone has advised the Company that, when it ceases to own a majority of the Company’s common stock, it will ensure that its employees or partners will no longer constitute a majority of the Board of Directors. Accordingly, Mr. Henritze’s resignation ensures that, following the consummation of the Offering, Blackstone employees or partners no longer constitute a majority of the Company’s Board. Mr. Henritze’s resignation was not the result of any disagreement with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON WORLDWIDE HOLDINGS INC.

By:	/s/ Kevin J. Jacobs
Name:	Kevin J. Jacobs
Title:	Executive Vice President and Chief Financial Officer

Date: May 14, 2015